As filed with the Securities and Exchange Commission on February 14, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE Securities Act of 1933

CORIUM INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	38-3230774
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

235 Constitution Drive
Menlo Park, California 94025

(Address of Principal Executive Offices)  (Zip Code)

2014 Equity Incentive Plan
2014 Employee Stock Purchase Plan

(Full Title of the Plans)

Peter D. Staple

President, Chief Executive Officer

Corium International, Inc.
235 Constitution Drive
Menlo Park, California 94025

(Name and Address of Agent For Service)

(650) 298-8255

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, California 94041

(650) 988-8500

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share
Reserved for future issuance under the 2014 Equity Incentive Plan	902,298 (2)	$2.89(3)	$ 2,530,946.00	$ 294.00
Reserved for future issuance under the 2014 Employee Stock Purchase Plan	267,565 (4)	$2.72(3)	$ 636,805.00	$ 74.00
TOTAL	1,169,863		$ 3,167,751.00	$ 368.00

(1)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Common Stock.

(2)Represents additional shares of Registrant’s Common Stock reserved for issuance under the 2014 Equity Incentive Plan, resulting from the automatic annual increase in the number of shares reserved for issuance on January 1 of each of the first ten years following the Registrant’s initial public offering.

(3)Estimated in accordance with Rules 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee based on the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ Global Market on February 8, 2017. In the case of the 2014 Employee Stock Purchase Plan, this price per share is multiplied by 85%, which is the percentage of the price per share applicable to purchases under the 2014 Employee Stock Purchase Plan.

(4)Represents additional shares of Registrant’s Common Stock reserved for issuance under the 2014 Employee Stock Purchase Plan, resulting from the automatic annual increase in the number of shares reserved for issuance on January 1 of each of the first ten years following the Registrant’s initial public offering.

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, Corium International, Inc. (“Registrant”) is filing this Registration Statement with the U.S. Securities and Exchange Commission (“SEC”) to register 902,298 additional shares of Common Stock under the Registrant’s 2014 Equity Incentive Plan and 267,565 additional shares of Common Stock under the Registrant’s 2014 Employee Stock Purchase Plan, pursuant to the provisions of those plans that provide for an automatic annual increase in the number of shares reserved for issuance under such plans.  This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the SEC on April 3, 2014 (Registration No. 333-195006), February 12, 2015 (Registration No. 333-202055) and February 12, 2016 (Registration No. 333-209521).  In accordance with the instructional note to Part I of Form S-8 as promulgated by the SEC, the information specified by Part I of Form S-8 has been omitted from this Registration Statement.

PART II

Information Required in the Registration Statement

Item 8   Exhibits

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-36375	3.1	May 14, 2014

4.2	Restated Bylaws of the Registrant, as currently in effect.	10-Q	001-36375	3.2	May 14, 2014

4.3(A)	2014 Equity Incentive Plan and forms of award agreements.	S-1	333-194279	10.4	March 24, 2014

4.3(B)	Additional form of restricted stock unit agreement under 2014 Equity Incentive Plan.	10-Q	001-36375	10.2	February 12, 2016

4.4	2014 Employee Stock Purchase Plan and forms of award agreements.	S-1	333-194279	10.5	March 24, 2014

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-3 of this Registration Statement).					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 14th day of February 2017.

Corium International, Inc.

By:	/s/ Peter D. Staple
Peter D. Staple
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Corium International, Inc., a Delaware corporation, do hereby constitute and appoint Peter D. Staple, President and Chief Executive Officer, and Robert S. Breuil, Chief Financial Officer, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement.  Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Peter D. Staple Peter D. Staple	President, Chief Executive Officer and Director (Principal Executive Officer)	February 14, 2017
/s/ Robert S. Breuil Robert S. Breuil	Chief Financial Officer (Principal Financial Officer)	February 14, 2017
/s/ Timothy D. Sweemer Timothy D. Sweemer	Chief Accounting Officer (Principal Accounting Officer)	February 14, 2017
/s/ Eric H. Bjerkholt Eric H. Bjerkholt	Director	February 14, 2017
/s/ Bhaskar Chaudhuri, Ph.D. Bhaskar Chaudhuri, Ph.D.	Director	February 14, 2017
/s/ Ronald Eastman Ronald Eastman	Director	February 14, 2017

/s/ Phyllis Gardner, M.D. Phyllis Gardner, M.D.	Director	February 14, 2017
/s/ Ivan Gergel, M.D. Ivan Gergel, M.D.	Director	February 14, 2017
/s/ Paul Goddard, Ph.D. Paul Goddard, Ph.D.	Director	February 14, 2017
/s/ David L. Greenwood David L. Greenwood	Chairman	February 14, 2017
/s/ Robert W. Thomas Robert W. Thomas	Director	February 14, 2017

EXHIBIT INDEX

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith

4.1	Restated Certificate of Incorporation of the Registrant, as currently in effect.	10-Q	001-36375	3.1	May 14, 2014

4.2	Restated Bylaws of the Registrant, as currently in effect.	10-Q	001-36375	3.2	May 14, 2014

4.3(A)	2014 Equity Incentive Plan and forms of award agreements.	S-1	333-194279	10.4	March 24, 2014

4.3(B)	Additional form of restricted stock unit agreement under 2014 Equity Incentive Plan.	10-Q	001-36375	10.2	February 12, 2016

4.4	2014 Employee Stock Purchase Plan and forms of award agreements.	S-1	333-194279	10.5	March 24, 2014

5.1	Opinion of Fenwick & West LLP.					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (incorporated by reference to Page II-3 of this Registration Statement).					X